                   SALOMON BROTHERS GLOBAL HIGH YIELD FUND INC

                              ARTICLES OF AMENDMENT

         SALOMON BROTHERS GLOBAL HIGH YIELD FUND INC, a Maryland corporation, having its principal office in the State of Maryland in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by deleting existing ARTICLE II in its entirety and substituting in lieu thereof a new Article to read as follows:

                                   ARTICLE II

                                      NAME

                           The name of the corporation (which is hereinafter
                  called the "Corporation") is "Salomon Brothers Global High Income Fund Inc.".

         SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

         IN WITNESS WHEREOF, SALOMON BROTHERS GLOBAL HIGH YIELD FUND INC has caused these presents to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and witnessed by its Secretary on May 19, 2003.

WITNESS:                                               SALOMON BROTHERS GLOBAL
                                                       HIGH YIELD FUND INC



/s/ Christina T. Sydor                      By: /s/ R. Jay Gerken
----------------------                         -------------------
    Christina T. Sydor                            R. Jay Gerken
    Secretary                               Chairman and Chief Executive Officer



         THE UNDERSIGNED, Chairman and Chief Executive Officer of SALOMON BROTHERS GLOBAL HIGH YIELD FUND INC, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                 /s/ R. Jay Gerken
                                                -------------------
                                                   R. Jay Gerken

                                            Chairman and Chief Executive Officer